As filed with the Securities and Exchange Commission on August 10, 2009
Registration No. 333-153064

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of issuer as specified in its charter)

Montana	81-0331430
(State or other Jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)
400 North 31st Street, Billings, Montana 59116
(Address of Principal Executive Offices and Zip Code)
FIRST INTERSTATE BANCSYSTEM, INC. EMPLOYEE STOCK PURCHASE PLAN, AS
AMENDED AND RESTATED
SAVINGS AND PROFIT SHARING PLAN FOR EMPLOYEES OF FIRST INTERSTATE
BANCSYSTEM, INC., 2008 RESTATEMENT, AS AMENDED
(Full titles of plans)
Terrill R. Moore
Executive Vice President and Chief Financial Officer
FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
Billings, Montana 59116
(Name and address of agent for service)
(406) 255-5390
(Telephone number, including area code, of agent for service)
With a Copy to:
Holland & Hart LLP
Attn: David G. Angerbauer, Esq.
60 East South Temple, Suite 2000
Salt Lake City, Utah 84111
(801) 799-5800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-153064) is being filed solely for the purpose of amending the exhibit list to replace Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement and all amendments thereto (prior Exhibits 4.31, 4.32, 4.33 and 4.34) with Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2008 Restatement (Exhibit 4.35) and the first and second amendments thereto (Exhibits 4.36 and 4.37.)
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. EXHIBITS

Regulation S-K
Exhibit	Document

4.1(1)	Form of Shareholder’s Agreement for non-Scott family members dated August 19, 2002.

4.30*	First Interstate BancSystem, Inc. Employee Stock Purchase Plan, as amended and restated effective April 30, 2008.

4.35	Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2008 Restatement.

4.36	First Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2008 Restatement.

4.37	Second Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2008 Restatement.

5*	Opinion of Holland & Hart LLP, as to the legality of securities being registered.

23.1*	Consent of McGladrey & Pullen LLP.

23.2*	Consent of Holland & Hart LLP (contained in Exhibit 5).

24*	Power of Attorney (included on page 4 of this Registration Statement).
* * * * * * * * * * * * * * * * * * * *

(1)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825.

*	Previously filed

SIGNATURES
1. REGISTRANT
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on August 10, 2009.

First Interstate BancSystem, Inc.

By:	/s/ Lyle R. Knight
Lyle R. Knight
President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Lyle R. Knight and Terrill R. Moore, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below, and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on August 10, 2009.

Signature	Title

/s/ Thomas W. Scott** Thomas W. Scott	Chairman of the Board

/s/ James R. Scott** James R. Scott	Vice Chairman of the Board

/s/ Steven J. Corning** Steven J. Corning	Director

/s/ David H. Crum** David H. Crum	Director

/s/ William B. Ebzery** William B. Ebzery	Director

/s/ Charles E. Hart** Charles E. Hart	Director

/s/ James W. Haugh** James W. Haugh	Director

/s/ Charles M. Heyneman** Charles M. Heyneman	Director

/s/ Lyle R. Knight Lyle R. Knight	President and Chief Executive Officer, Director (Principal Executive Officer)

Signature	Title

Ross E. Leckie	Director

Terry W. Payne	Director

/s/ Jonathan R. Scott** Jonathan R. Scott	Director

/s/ Julie A. Scott** Julie A. Scott	Director

/s/ Randall I. Scott** Randall I. Scott	Director

/s/ Michael J. Sullivan** Michael J. Sullivan	Director

/s/ Sandra A. Scott Suzor** Sandra A. Scott Suzor	Director

/s/ Martin A. White** Martin A. White	Director

/s/ Terrill R. Moore Terrill R. Moore	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

**By Power of Attorney:	/s/ Terrill R. Moore Terrill R. Moore
Attorney-in-Fact
2.	SAVINGS AND PROFIT SHARING PLAN FOR EMPLOYEES OF FIRST INTERSTATE BANSYSTEM, INC.
     Pursuant to the requirements of the Securities Act, the trustee has duly caused this caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on August 10, 2009.

Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.

/s/ Lyle R. Knight By: Lyle R. Knight
Its: Chairman, First Interstate BancSystem, Inc. Benefits Committee, Plan Administrator of the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.

FIRST INTERSTATE BANCSYSTEM, INC.
EXHIBITS INDEX

Regulation S-K
Exhibit	Document

4.1(1)	Form of Shareholder’s Agreement for non-Scott family members dated August 19, 2002.

4.30*	First Interstate BancSystem, Inc. Employee Stock Purchase Plan, as amended and restated effective April 30, 2008.

4.35	Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2008 Restatement.

4.36	First Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2008 Restatement.

4.37	Second Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2008 Restatement.

5*	Opinion of Holland & Hart LLP, as to the legality of securities being registered.

23.1*	Consent of McGladrey & Pullen LLP.

23.2*	Consent of Holland & Hart LLP (contained in Exhibit 5).

24*	Power of Attorney (included on page 4 of this Registration Statement).
* * * * * * * * * * * * * * * * * * * *

(1)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825.

*	Previously filed

5